Exhibit 4.1.7
SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 45

Between

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

And

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee
dated effective as of March 24, 2023

Supplemental to

Master First Mortgage Indenture,
Deed of Trust and Security Agreement
Amended, Restated and Effective as of December 15, 1999,
as further supplemented to date

In connection with
Series 2023A Secured Obligation

THIS INSTRUMENT GRANTS A SECURITY INTEREST IN A TRANSMITTING UTILITY. THE ADDRESSES AND THE SIGNATURES OF THE PARTIES TO THIS INSTRUMENT ARE STATED ON THE SIGNATURE PAGES. THE TYPES OF PROPERTY COVERED BY THIS INSTRUMENT ARE DESCRIBED IN SECTIONS 1.01 AND 1.02 OF THIS INSTRUMENT. THIS INSTRUMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE. PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT. FUTURE ADVANCES AND FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT. THIS MORTGAGE SECURES CREDIT IN THE AMOUNT OF UP TO $5,000,000,000 AND ADVANCES UP TO THIS AMOUNT, TOGETHER WITH INTEREST, ARE SENIOR TO OTHER CREDITORS UNDER SUBSEQUENTLY FILED AND RECORDED MORTGAGES OR LIENS.

TAXPAYER IDENTIFICATION NUMBER 84-0464189

Attachment 1	Summary of Terms for the Series 2023A Secured Obligation
Exhibit A-38	Certain Additional Real Property
Exhibit E-35	Description of Series 2023A Secured Obligation
Exhibit H-39
Recording Data of the Original Indenture, the First Supplemental Indenture through the Twenty-fourth Supplemental Indenture, and the Twenty-sixth Supplemental Indenture through the Forty-fourth Supplemental Indenture for the purpose of providing access to the full and complete descriptions of all property encumbered thereby (less any property released of record), and in the case of filings in Nebraska and Wyoming, full descriptions of property encumbered in Nebraska and Wyoming. There is no Twenty-fifth Supplemental Indenture

SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 45

THIS SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 45, dated and effective as of March 24, 2023 (this “Forty-fifth Supplemental Indenture”), is between U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor trustee to U.S. Bank National Association), a national banking association having a corporate trust office in Denver, Colorado (the “Trustee”), and TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC., a cooperative corporation organized and existing under the laws of the State of Colorado (the “Company”).

    RECITALS

WHEREAS, the Company entered into the Master First Mortgage Indenture, Deed of Trust and Security Agreement, between the Company and the Trustee, amended, restated, and effective as of December 15, 1999 as previously amended and supplemented by forty-three supplemental indentures (collectively, the “Original Indenture”), for the purpose of providing for the issuance and securing of its senior secured debt thereunder; and

WHEREAS, on July 22, 2022, U.S. Bank National Association notified the Company that it had, pursuant to Section 7.11 of the Original Indenture, transferred substantially all of its corporate trust business to its affiliate, U.S. Bank Trust Company, National Association, and as a consequence of such transfer, U.S. Bank Trust Company, National Association had become the successor trustee, paying agent, transfer agent, custodian, and registrar under the Original Indenture effective as of the close of business July 5, 2022; and

WHEREAS, pursuant to Sections 4.02 and 9.01(c) of the Original Indenture and the Multiple Advance Term Loan Agreement, dated and effective as of March 24, 2023 (the “2023 Term Loan Agreement”), among the Company, the lenders from time to time parties thereto, and CoBank, ACB, as administrative agent (in such capacity, the “Administrative Agent”), the Company has issued one (1) promissory note (as more particularly described in Exhibit E-35 and Attachment 1, the “Series 2023A Note”), which is issued to provide liquidity and for other general corporate purposes, to be known as the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligation Series 2023A (the “Series 2023A Secured Obligation”) and to further supplement the Original Indenture by this Forty-fifth Supplemental Indenture in order to authorize the Series 2023A Secured Obligation; and

WHEREAS, as permitted by Sections 2.02 and 2.12 of the Original Indenture, the Company has requested the Trustee to authenticate the Series 2023A Note as the Series 2023A Secured Obligation and deliver it to the Administrative Agent, and such Series 2023A Secured Obligation shall be entitled to the lien of the Indenture on a parity with all other Secured Obligations Outstanding under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Company, without the consent of the Holders, is authorized to make certain amendments to the Original Indenture; and

WHEREAS, the Original Indenture has been filed of record in the official public records as described more particularly on Exhibit H-39 hereto; and

WHEREAS, in addition to the property described in the Original Indenture, the Company has acquired certain other property rights and interests in property; and

WHEREAS, all acts and things necessary to make this Forty-fifth Supplemental Indenture the valid, legal, and binding obligation of the Company and to constitute these presents, together with the Original Indenture, a valid indenture and agreement according to its terms, having been done and performed, and the execution of this Forty-fifth Supplemental Indenture having in all respects been duly authorized, the Original Indenture as amended by this Forty-fifth Supplemental Indenture (as so amended, the “Indenture”) shall be amended and supplemented as follows:

ARTICLE I – TRUST ESTATE

Section 1.01    Confirmation of Granting Clause.
The Company hereby confirms and ratifies each of the Granting Clauses contained in the Original Indenture in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Series 2023A Secured Obligation.

    Section 1.02    Supplemental Grant.
    Pursuant to GRANTING CLAUSE THIRD of the Original Indenture and in order to secure the payment of the principal of, premium, if any, and interest and any other amounts due on the Series 2023A Secured Obligation, and the performance of the covenants therein and in the Indenture contained, and to declare the terms and conditions on which the Series 2023A Secured Obligation is secured, and in consideration of the premises and of the acceptance of the Series 2023A Secured Obligation, by the Holders thereof, the Company by these presents does grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, to be held in trust, together with the Trust Estate described in the Original Indenture, all property, rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired by the Company, wherever located, and grants a security interest therein for the purposes herein expressed, except any Excluded Property and any Excepted Property (each as defined in the Indenture) hereinafter expressly excepted from the lien hereof, or any property which has been released or disposed of pursuant to the terms of the Indenture, and including, without limitation, all and singular the following:

    All right, title and interest of the Company in and to the real property more particularly described in Exhibit A-38 attached hereto, which identifies the real property acquired by the Company and not previously described in the Original Indenture.

    A security interest in the Equipment, Contract Rights, General Intangibles and Proceeds (each as defined in the Original Indenture) of the personal property acquired by the Company since the recording of the Forty-fourth Supplemental Indenture; and in any funds, rights, rents, revenues and accounts receivable and general intangibles (including choses in action and judgments) arising under any contract subject to the lien of the Indenture all as described in GRANTING CLAUSE SECOND of the Indenture, acquired by the Company since the recording of the Forty-fourth Supplemental Indenture.

ARTICLE II – DEFINITIONS; AMENDMENTS; AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 2.01    Definitions of Words and Terms.
Words and terms used in this Forty-fifth Supplemental Indenture and not otherwise defined herein shall, except as otherwise stated, have the meanings assigned to them in the Original Indenture.

The following definitions shall be added to Section 1.01 of the Indenture in alphabetical order:

“Forty-fifth Supplemental Indenture” shall mean the Supplemental Master Mortgage Indenture No. 45, between the Company and the Trustee, dated effective as of March 24, 2023.

“Series 2023A Secured Obligation” shall mean the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligation, Series 2023A, designated on Exhibit E-35, authorized by the Original Indenture as amended and supplemented by the Forty-fifth Supplemental Indenture.

Section 2.02    Conflicts with Supplemental Indentures.
Supplemental Indentures may contain covenants which are different than the covenants of the Company contained in this Forty-fifth Supplemental Indenture provided that such covenants shall not conflict with the Original Indenture (except as permitted under Article IX of the Original Indenture). Such covenants are intended to be supplemental hereto and the Company shall be obligated to comply with all covenants concerning any matter whether contained in a Supplemental Indenture or this Forty-fifth Supplemental Indenture so long as such Supplemental Indenture is in effect.
Section 2.03    Amendment to Section 1.03 Notices, Etc., to Trustee and Company.
As permitted under Section 9.01 of the Original Indenture, Section 1.03 of the Original Indenture shall be amended and restated in its entirety to read as follows:

Unless otherwise expressly specified or permitted by the terms hereof, all communications, notices, requests, demands, authorizations, consents, waivers or Acts of Holders or other document provided, permitted or required by the Indenture shall be communicated in writing or by electronic communications (including e-mail) capable of creating a written record, and any notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight, mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by electronic communication, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto or to such other address as either party hereto may from time to time designate:

If the Trustee:        U.S. Bank Trust Company, National Association
                    Attn: Global Corporate Trust
950 17th Street
Denver, Colorado 80202
                    Telephone No.: 303-585-4594
                    E-mail: michael.mcguire2@usbank.com

        If the Company:    Tri-State Generation and Transmission Association, Inc.
                    1100 West 116th Avenue
                    Westminster, Colorado 80234
                    Telephone: 303-452-6111
                    E-mail: cfa@tristategt.org

                    Attn: Chief Executive Officer
With a copy to the Senior Vice President and Chief Financial Officer at the same address.

ARTICLE III – AUTHORIZATION AND TERMS OF THE SERIES 2023A SECURED OBLIGATION

Section 3.01    Authorization of Series 2023A Secured Obligation.
(a)The Company hereby authorizes the authentication of one (1) promissory note, dated effective as of March 24, 2023, issued by the Company to the Administrative Agent in the principal amount of $150,000,000.00. Such note shall constitute the Tri-State Generation and Transmission Association, Inc. Electric System Secured Obligation, Series 2023A. The Holder of the Series 2023A Secured Obligation is the Administrative Agent for the benefit of itself and each of the lenders party from time to time to the 2023 Term Loan Agreement, and the Trustee shall execute a certificate of authentication to such note which shall indicate that such note is a Secured Obligation hereunder.

(b)The Series 2023A Secured Obligation is being issued for the purpose of providing liquidity and for other general corporate purposes. The Series 2023A Secured Obligation shall be issued in the form and with the interest payment dates and maturity dates and at the rates of interest set forth in the 2023 Term Loan Agreement and the Series 2023A Secured Obligation. The terms of repayment and prepayment of such Series 2023A Secured Obligation shall be as set forth in the 2023 Term Loan Agreement and the Series 2023A Secured Obligation.

(c)The Series 2023A Secured Obligation shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on the Series 2023A Secured Obligation or on an allonge thereto a certificate of authentication substantially in the form provided for herein executed by the Trustee or an authenticating agent by manual signature, and such certificate upon the Series 2023A Secured Obligation shall be conclusive evidence, and the only evidence, that such Secured Obligation has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

    The Trustee's certificate of authentication for the Series 2023A Secured Obligation shall be as set forth below:

    Certificate of Authentication for the Series 2023A Secured Obligation

        (1)    This instrument is a Secured Obligation under the terms of that certain Master First Mortgage Indenture, Deed of Trust and Security Agreement, as amended, restated and dated effective as of December 15, 1999, as amended (the "Master Indenture") and is secured thereunder on a parity with other Secured Obligations.

        (2)    In the event of the occurrence and continuance of an Event of Default under the Master Indenture, the Trustee shall enforce the remedies set forth under the Master Indenture for the benefit of all of the Holders of Secured Obligations.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE

By
Authorized Signatory

(d)    Pursuant to Section 2.02(b) of the Original Indenture, attached hereto as Attachment 1 is a summary of the terms of the note for the Series 2023A Secured Obligation. Also attached hereto is Exhibit E-35, a description of the principal amount, maturity date, interest rate, and other terms of the note constituting the Series 2023A Secured Obligation.
    Section 3.02    Persons Deemed Holder.
    Subject to the terms of Section 1.02(h) of the Original Indenture, the Trustee shall look to the Secured Obligation Register to conclusively determine the owner or Holder of such Series 2023A Secured Obligation for all purposes of the Indenture.

Section 3.03    Additional Secured Obligations to be Equally Secured.
Any series of Secured Obligations which may be authorized and issued pursuant to Article II of the Original Indenture shall be entitled to be secured under this Indenture equally and ratably with Secured Obligations theretofore issued and then Outstanding with no priority of any series of Secured Obligations over any other series of Secured Obligations (subject to subparagraph (b)(xi) of Section 2.02 of the Original Indenture).

Section 3.04    Registration, Transfer and Exchange.
The Series 2023A Secured Obligation shall be registered, exchanged, and replaced pursuant to Sections 2.05 and 2.06 of the Original Indenture.

Section 3.05    Payments on the Series 2023A Secured Obligation.
Payment on the Series 2023A Secured Obligation shall be made in the manner and in accordance with the 2023 Term Loan Agreement and the Series 2023A Secured Obligation. The Company shall serve as the Paying Agent for the Series 2023A Secured Obligation, and the Place of Payment of the Series 2023A Secured Obligation shall be the corporate offices of the Company set forth in Section 1.03 of the Original Indenture.

Section 3.06    Redemption and Prepayment.
The Series 2023A Secured Obligation shall be redeemable or prepayable, including, without limitation, the break funding payment, if any, in accordance with the terms of the instruments evidencing and relating to such Series 2023A Secured Obligation and the 2023 Term Loan Agreement.

ARTICLE IV – SUPPLEMENTS TO CERTAIN EXHIBITS

    Section 4.01    Supplements to Exhibits to Original Indenture.
    Exhibits A and E attached to the Original Indenture, as previously supplemented, are hereby supplemented by Exhibit A-38 and Exhibit E-35 attached hereto. Exhibit H-39 is hereby incorporated into the Indenture as attached hereto. All Exhibits and Attachments are incorporated herein by reference.

ARTICLE V – REPRESENTATIONS AND WARRANTIES

Section 5.01    Representations and Warranties.
The Company represents and warrants that (a) it is duly authorized under the laws of the State of Colorado and all other applicable provisions of law to execute this Forty-fifth Supplemental Indenture and to issue the Series 2023A Secured Obligation, (b) all corporate action on the part of the Company required by its organizational documents and the Original Indenture to establish this Forty-fifth Supplemental Indenture and the Series 2023A Secured Obligation as a binding and enforceable obligation of the Company has been duly and effectively taken, and (c) all requirements of the Original Indenture, including but not limited to the requirements of Sections 2.02, 2.12, and 4.02, for the issuance and authentication of the Series 2023A Secured Obligation have been satisfied.

Section 5.02    Covenants under the Original Indenture.
The Company confirms, covenants and agrees that so long as the Series 2023A Secured Obligation remains Outstanding, it will deliver to the Trustee all reports, opinions and other documents required by the Original Indenture to be submitted to the Trustee at the time said reports, opinions or other documents are required to be submitted to the Trustee, and that it will faithfully perform or cause to be performed at all times any and all covenants, agreements and undertakings required on the part of the Company contained in the Indenture and the Series 2023A Secured Obligation. The Company further confirms its covenants and agrees with its undertakings in the Original Indenture.

ARTICLE VI – MISCELLANEOUS PROVISIONS

Section 6.01    Ratification of Indenture.
The Original Indenture as amended and supplemented by this Forty-fifth Supplemental Indenture is in all respects ratified and confirmed, except as to any liens created by the Original Indenture which have been heretofore released of record, and the Original Indenture as so amended and supplemented shall be read, taken and construed as one and the same instrument. Except as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Original Indenture shall be deemed to be incorporated in, and made a part of, this Forty-fifth

Supplemental Indenture. All references to “this Indenture” or to “the Indenture” or to "hereunder" in the Indenture shall be to the Original Indenture, as amended and supplemented by this Forty-fifth Supplemental Indenture, and as otherwise amended and supplemented from time to time. Except as amended and supplemented by this Forty-fifth Supplemental Indenture, and except as to any liens created by the Original Indenture which have heretofore been released of record, the Original Indenture remains in full force and effect and is hereby ratified in full by the parties hereto.

Section 6.02    Benefits of Indenture.
Nothing in this Forty-fifth Supplemental Indenture is intended to give any Person, other than the parties hereto and the Holders of Outstanding Secured Obligations and any Credit Provider to the extent provided herein, any benefit or any legal or equitable right, remedy or claim under this Forty-fifth Supplemental Indenture.

Section 6.03    Provisions of the Indenture to Control.
The provisions of Article VII of the Indenture shall control the terms under which the Trustee shall serve under this Forty-fifth Supplemental Indenture.

Section 6.04    Binding Effect.
All the covenants, stipulations, promises and agreements in this Forty-fifth Supplemental Indenture by or on behalf of the Company shall inure to the benefit of the parties hereto and the Holders, and shall bind their respective successors and assigns, whether so expressed or not.

    Section 6.05    Severability Clause.
    In case any provision in this Forty-fifth Supplemental Indenture or in any Secured Obligations shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.06    Execution in Counterparts.
This Forty-fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; and all of which shall together constitute but one and the same instrument.

    Section 6.07    Governing Law.
    This Forty-fifth Supplemental Indenture shall be construed and the rights and obligations of the parties hereunder enforced in accordance with and governed by the laws of the State of Colorado and applicable federal law, except (a) to the extent that the law of any other jurisdiction shall be mandatorily applicable; (b) to the extent that perfection, priority and enforcement and the effect of perfection, priority and enforcement of the lien of this Forty-fifth Supplemental Indenture, notice and enforcement of remedies may be governed by the laws of any state other than the State of Colorado as provided by law (including but not limited to the applicable laws of the States); or (c) that the rights, duties, obligations, privileges and immunities of the Trustee shall be governed by the laws of the jurisdiction in which the corporate trust office of the Trustee is located.
Section 6.08    Effect of Headings and Table of Contents.
The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 6.09    Successors and Assigns.
All covenants and agreements in this Forty-fifth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 6.10    Entire Agreement.
This Forty-fifth Supplemental Indenture embodies the entire agreement among the parties hereto with respect to the subject matters hereof.

Section 6.11    Acceptance of Trust.
The Trustee hereby acknowledges and accepts the trusts granted hereby.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Forty-fifth Supplemental Indenture to be duly executed by the persons thereunto duly authorized, as of the date and year first above written.

TRI-STATE GENERATION AND
TRANSMISSION ASSOCIATION, INC.,
as the Company

By: /s/ Patrick L. Bridges
[SEAL]	Patrick L. Bridges
Senior Vice President and Chief Financial Officer
Tri-State Generation and Transmission Association, Inc.
1100 W. 116th Avenue
Westminster, Colorado 80234

ATTEST:
By: /s/ Julie Kilty
Julie Kilty
Secretary

STATE OF COLORADO        )
)    ss.
COUNTY OF ADAMS        )

The foregoing instrument was acknowledged before me this 27th day of February 2023, by Patrick L. Bridges, Senior Vice President and Chief Financial Officer of Tri-State Generation and Transmission Association, Inc.
Witness my hand and official seal.
/s/ Christopher Lindgren
Notary Public
(Notary Seal)
My commission expires: January 31, 2026

Signature page for Supplemental Master Mortgage Indenture No. 45
Supplement 45 - Final – S-1

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:    /s/ Michael McGuire
Michael McGuire
Vice President
U.S. Bank Trust Company, National Association
950 17th Street, 5th Floor
Denver, CO 80202

STATE OF COLORADO        )
)    ss.
COUNTY OF DENVER        )

The foregoing instrument was acknowledged before me this 24th day of March 2023, by Michael McGuire, Vice President of U.S. Bank Trust Company, National Association.
Witness my hand and official seal.
/s/ Jennifer M. Petruno
Notary Public
(Notary Seal)
                        My commission expires: 6/19/2026

Signature page for Supplemental Master Mortgage Indenture No. 45

Supplement 45 - Final – S-2

ATTACHMENT 1
TO
SUPPLEMENTAL MASTER MORTGAGE INDENTURE NO. 45

Summary of Terms for Series 2023A Secured Obligation

Series 2023A Secured Obligation

CoBank 2023 Note:
Borrower: Tri-State Generation and Transmission Association, Inc.
Lender: CoBank, ACB, a federally chartered instrumentality of the United States, as administrative agent for various lenders
Principal: $150,000,000.00
Interest Rate(s): This note provides for the interest rate to be determined on or prior to the time of the advance or any conversion.
Maturity Date: 3/24/2025
Issue Date: 3/24/2023
Attachment 1 to Supplemental Master Mortgage Indenture No. 45

EXHIBIT A-38

to the Supplemental Master Mortgage Indenture No. 45

    A full copy of the Forty-fifth Supplemental Indenture with the full Exhibit A-38 relevant to each individual state is being filed of record with the Secretary of State of each of the States of Arizona, Colorado, Nebraska, New Mexico and Wyoming. Counterparts of this Forty-fifth Supplemental Indenture that are being filed in counties in Arizona, Colorado, Nebraska and Wyoming contain an Exhibit A-38 which identifies the fee owned property acquired by the Company and not previously described in the Original Indenture in that particular county and those easements acquired by the Company and not previously described in the Original Indenture in that particular county. In New Mexico, a notice of the recordings filed in the public utility filings of the New Mexico Secretary of State is filed in each appropriate New Mexico county

Exhibit A-38 to Supplemental Master Mortgage Indenture No. 45

EXHIBIT E-35

Description of the Secured Obligation Under This Indenture
On the Date of Execution and Delivery of this Indenture

Tri-State Generation and Transmission Association, Inc. Electric System
Secured Obligation Series 2023A (CoBank 2023 Note)

Note No.	Execution Date	Stated Principal Amount	Interest Rate(s)	Stated Maturity Date

CoBank 2023 Note	3/24/2023	$150,000,000.00	Variable	3/24/2025
E-35

EXHIBIT H-39

to the Supplemental Master Mortgage Indenture No. 45

A full copy of the Forty-fifth Supplemental Indenture with the Exhibit H-39 relevant to each individual state is being filed of record with the Secretary of State of each of the States of Arizona, Colorado, Nebraska, New Mexico and Wyoming. Counterparts of this Forty-fifth Supplemental Indenture that are being filed in counties in Arizona, Colorado, Nebraska and Wyoming contain an Exhibit H-39 which identifies the recording data of the Original Indenture, the First Supplemental Indenture through the Twenty-fourth Supplemental Indenture, and the Twenty-sixth Supplemental Indenture through the Forty-fourth Supplemental Indenture for that county for the purpose of providing access to the full and complete descriptions of all property encumbered thereby (less property released of record) and in the case of filings in Nebraska and Wyoming, full descriptions of property encumbered in that applicable county in Nebraska and Wyoming. In New Mexico, a notice of the recordings filed in the public utility filings of the New Mexico Secretary of State is filed in each appropriate New Mexico county. There is no Twenty-fifth Supplemental Indenture
Exhibit H-39 cover page to Supplemental Master Mortgage Indenture No. 45

EXHIBIT H-39
RECORDING INFORMATION FOR
____________ COUNTY, [STATE]
Exhibit H-39 to Supplemental Master Mortgage Indenture No. 45

County	Document	Recording Information	Date of Recording
Original Indenture
Supplement 1
Supplement 2
Supplement 3
Supplement 4
Supplement 5
Supplement 6
Supplement 7
Supplement 8
Supplement 9
Supplement 10
Supplement 11
Supplement 12
Supplement 13
Supplement 14
Supplement 15
Supplement 16
Supplement 17
Supplement 18
Supplement 19
Supplement 20
Supplement 21
Supplement 22
Supplement 23
Supplement 24
Supplement 26*
Supplement 27
Supplement 28
Supplement 29
Supplement 30
Supplement 31
Supplement 32
Supplement 33
Supplement 34
Supplement 35
Supplement 36
Supplement 37
Supplement 38
Supplement 40
Supplement 41
Supplement 42
Supplement 43
Supplement 44
Exhibit H-39 to Supplemental Master Mortgage Indenture No. 45

*Supplement 25 was skipped and will not be used.
Exhibit H-39 to Supplemental Master Mortgage Indenture No. 45